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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10/A

                               (AMENDMENT NO. 2)


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             ITT DESTINATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                    NEVADA                                      91-1835827
         (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)
         1330 AVENUE OF THE AMERICAS
              NEW YORK, NEW YORK                                10019-5490
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                  212-258-1000

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                      NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
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
    COMMON STOCK, PAR VALUE $.01 PER SHARE               NEW YORK STOCK EXCHANGE
 SERIES A PARTICIPATING CUMULATIVE PREFERRED             NEW YORK STOCK EXCHANGE
             STOCK PURCHASE RIGHTS
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

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ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS


     (b) Exhibits

     The following documents are filed as exhibits hereto:


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  3.1     Form of Restated Articles of Incorporation of ITT Destinations, Inc.*
  3.2     Form of Amended and Restated By-laws of ITT Destinations, Inc.*
  4.1     Specimen Common Share certificate*
  4.2     Form of Restated Articles of Incorporation of ITT Destinations, Inc. (filed as
          Exhibit 3.1 hereto)*
  4.3     Form of Amended and Restated By-laws of ITT Destinations, Inc. (filed as Exhibit 3.2 hereto)*
  4.4     Form of Rights Agreement between ITT Destinations, Inc. and The Bank of New York, as
          Rights Agent*
  4.5     Form of Certificate of the Designations, Voting Powers, Preferences and Relative,
          Participating, Optional and Other Special Rights and Qualifications, Limitations or
          Restrictions of Series A Participating Cumulative Preferred Stock of ITT
          Destinations, Inc. (attached as Exhibit A to the Rights Agreement filed as Exhibit
          4.4 hereto)*
  4.6     Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
          Exhibit 4.4 hereto)*
 10.1     Form of Agreement and Plan of Distribution between ITT Destinations, Inc. and ITT
          Corporation*
 10.2     Form of Agreement and Plan of Distribution among ITT Destinations, Inc., ITT
          Corporation and ITT Educational Services, Inc. (attached as Exhibit D to the
          Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.3     Form of Intellectual Property License and Assignment Agreement between ITT
          Destinations, Inc., ITT Corporation, ITT World Directories, Inc. and ITT Sheraton
          Corporation (attached as Exhibit B-1 to the Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.4     Form of Trade Name and Service Mark License Agreement between ITT Sheraton
          Corporation, ITT Corporation and ITT World Directories, Inc. (attached as Exhibit B-2 to the Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.5     Form of Tax Allocation Agreement among ITT Corporation, ITT Destinations, Inc. and
          ITT Educational Services, Inc. (attached as Exhibit C to the Agreement and Plan of
          Distribution filed as Exhibit 10.1 hereto)*
 10.6     Form of Employee Benefits Services and Liabilities Agreement among ITT Destinations,
          Inc, ITT Corporation and ITT Educational Services, Inc. (attached as Exhibit A to the
          Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.7     Form of ITT Destinations, Inc. 1997 Restricted Stock Plan for Non-Employee
          Directors++
 10.8     Form of Indemnification Agreement with members of the Board of Directors*
 10.9     Form of ITT Destinations, Inc. Incentive Stock Plan++
 10.10    ITT Corporation Senior Executive Severance Pay Plan*
 10.11    Form of R.V. Araskog employment agreement++
 10.12    Form of Severance Agreement between ITT Destinations, Inc. and certain executives*
 10.13    Commitment Letter dated as of August 22, 1997, among Chase Securities Inc., The Chase
          Manhattan Bank and ITT Corporation**
 21       List of Subsidiaries of ITT Destinations, Inc.*
 99.1     ITT Destinations, Inc. Information Statement dated September 4, 1997**


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 * Filed herewith.


** Previously filed.


 ++ To be filed by amendment.

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     PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT
OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          ITT DESTINATIONS, INC.

                                          By:    /s/ PATRICK L. DONNELLY
                                            ------------------------------------
                                          Name: Patrick L. Donnelly
                                          Title:  Vice President


Date: September 19, 1997


                                        2
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                                 EXHIBIT INDEX


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  3.1     Form of Restated Articles of Incorporation of ITT Destinations, Inc.*
  3.2     Form of Restated By-laws of ITT Destinations, Inc.*
  4.1     Specimen Common Share certificate*
  4.2     Form of Amended and Restated Articles of Incorporation of ITT Destinations, Inc.
          (filed as Exhibit 3.1 hereto)*
  4.3     Form of Amended and Restated By-laws of ITT Destinations, Inc. (filed as Exhibit 3.2 hereto)*
  4.4     Form of Rights Agreement between ITT Destinations, Inc. and The Bank of New York, as
          Rights Agent*
  4.5     Form of Certificate of the Designations, Voting Powers, Preferences and Relative,
          Participating, Optional and Other Special Rights and Qualifications, Limitations or
          Restrictions of Series A Participating Cumulative Preferred Stock of ITT
          Destinations, Inc. (attached as Exhibit A to the Rights Agreement filed as Exhibit
          4.4 hereto)*
  4.6     Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
          Exhibit 4.4 hereto)*
 10.1     Form of Agreement and Plan of Distribution between ITT Destinations, Inc. and ITT
          Corporation*
 10.2     Form of Agreement and Plan of Distribution among ITT Destinations, Inc., ITT
          Corporation and ITT Educational Services, Inc. (attached as Exhibit D to the
          Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.3     Form of Intellectual Property License and Assignment Agreement between ITT
          Destinations, Inc., ITT Corporation, ITT World Directories, Inc. and ITT Sheraton
          Corporation (attached as Exhibit B-1 to the Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.4     Form of Trade Name and Service Mark License Agreement between ITT Sheraton
          Corporation, ITT Corporation and ITT World Directories, Inc. (attached as Exhibit B-2 to the Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.5     Form of Tax Allocation Agreement among ITT Corporation, ITT Destinations, Inc. and
          ITT Educational Services, Inc. (attached as Exhibit C to the Agreement and Plan of
          Distribution filed as Exhibit 10.1 hereto)*
 10.6     Form of Employee Benefits Services and Liabilities Agreement among ITT Destinations,
          Inc, ITT Corporation and ITT Educational Services, Inc. (attached as Exhibit A to the
          Agreement and Plan of Distribution filed as Exhibit 10.1 hereto)*
 10.7     Form of ITT Destinations, Inc. 1997 Restricted Stock Plan for Non-Employee
          Directors++
 10.8     Form of Indemnification Agreement with members of the Board of Directors*
 10.9     Form of ITT Destinations, Inc. Incentive Stock Plan++
 10.10    ITT Corporation Senior Executive Severance Pay Plan*
 10.11    Form of R.V. Araskog employment agreement++
 10.12    Form of Severance Agreement between ITT Destinations, Inc. and certain executives*
 10.13    Commitment Letter dated as of August 22, 1997, among Chase Securities Inc., The Chase
          Manhattan Bank and ITT Corporation**
 21       List of Subsidiaries of ITT Destinations, Inc.*
 99.1     ITT Destinations, Inc. Information Statement dated September 4, 1997**


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 * Filed herewith.


** Previously filed.


 ++ To be filed by amendment.